Exhibit 99.1

Appalachian Bancshares, Inc. Reports Record Earnings for 2006

Net Income Increases 17.2% to $6.0 Million

Branch Network Doubles in Size

ELLIJAY, GA, January 26, 2007 – Appalachian Bancshares, Inc. (NASDAQ:APAB) today announced that net income for year ended December 31, 2006 was $6.0 million, a 17.2% increase when compared to net income of $5.1 million, for the previous year, 2005. Diluted earnings per share was $1.14 per share, on 5,279,000 weighted average shares, for 2006, compared to $1.21 per share, on 4,247,000 weighted average shares, for 2005, representing a year-to-year decrease in diluted earnings per share of 5.8%, against an increase in weighted average shares outstanding of 24.3%. The Company also reported that net income for the fourth quarter of 2006 was $1.6 million, or $0.31 per diluted share, a 9.0% increase when compared to $1.5 million, or $0.30 per diluted share, for the same period in 2005.

“2006 has been an important year for our company,” said Tracy Newton, Chief Executive Officer. “For the first time, we achieved net income of over $6.0 million, and we continued to experience double-digit growth rates in assets, loans and deposits. For the year, total assets grew 27.9% to $758.2 million, total loans grew 38.1% to $631.8 million, and total deposits grew 37.6% to $651.1 million. In addition, our net interest margin improved to 5.04% at December 31, 2006, compared to 4.77% at December 31, 2005. I also am excited about our opportunities in 2007, especially in light of our expansionary activities contemplated for 2007, including the opening of our new thrift subsidiary, including new branch offices in Murphy, North Carolina, and Ducktown, Tennessee, which we anticipate to occur in the first quarter of 2007.”

Return on average assets was 0.91% for the year ended December 31, 2006, compared to 0.99% for the same period a year ago. Return on average shareholder’s equity was 9.57% for the year ended December 31, 2006, compared to 12.18% for the same period a year ago. Book value per share stood at $12.83 per share at December 31, 2006, compared to $11.62 per share at December 31, 2005. The decline in return on average equity resulted from a 49.1% increase in the Company’s average shareholders’ equity, from 2005 to 2006, as well as from increases in non-interest expenses related to the Company’s expansionary activities in 2006. Non-interest expenses directly related to these expansionary activities, including increases in salaries and employee benefits, occupancy expenses, were approximately $2.9 million during 2006. At December 31, 2006, $56.4 million in loans and $38.9 million in deposits were attributable to the branches and loan production offices opened during 2006 in new markets.

Commenting on the Company’s 2006 expansionary activities, Mr. Newton stated, “We achieved many goals in 2006, including doubling the size of our branch network from four to eight offices, and entering into three new Georgia markets—Chatsworth, Dawsonville and McCaysville. We also opened loan production offices in Murphy, North Carolina and Ducktown, Tennessee, which, as mentioned, will become branch banking offices, upon the opening of our new thrift subsidiary, thereby achieving our goal for 2007 of becoming a multi-state bank franchise.”

Conference Call

The Company will hold a conference call on Friday, January 26, 2007, at 11:00 a.m. ET, to discuss its financial results and strategic initiatives and to entertain questions. Listeners will be able to participate in the question and answer session. The telephone number for the conference call is 1-877-407-9210. The conference call will also be available by webcast through the Company’s website, www.acbanks.net, by clicking on the Investor Relations section. A replay of the call will be archived on the Company’s website for one year.

About Appalachian Bancshares, Inc.

Appalachian Bancshares, Inc., based in Ellijay, Georgia, is the holding company of Appalachian Community Bank, a state-chartered bank organized under the laws of the State of Georgia. Appalachian Community Bank, which also operates in Gilmer County, Georgia, under the trade name of Gilmer County Bank, provides a full range of community banking services to individuals and to small and medium-sized businesses, through its eight full-service branches in North Georgia (Ellijay, East Ellijay, Blue Ridge, Blairsville, Chatsworth, Dawsonville and McCaysville), as well as through loan production offices in Murphy, North Carolina and Ducktown, Tennessee. The Company’s common stock trades on the Nasdaq Global Market under the symbol APAB. For more information, please visit the Company’s website at www.acbanks.net.

Certain statements in this news release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective. These forward-looking statements are subject to risks and uncertainties, including, but not limited to, economic conditions, competition, interest rate sensitivity and exposure to regulatory and legislative changes, and other risks and uncertainties described in our company’s filings with the Securities and Exchange Commission. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved. We undertake no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Please contact Tracy Newton, Chief Executive Officer, or Joe Moss, President and Chief Operating Officer, at (706) 276-8160, with any questions or requests for additional information.

APPALACHIAN BANCSHARES, INC. AND SUBSIDIARIES

SELECTED CONSOLIDATED FINANCIAL DATA

(Unaudited)

(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005
Summary Results of Operations Data:
Interest income	$15,494	$10,135	$53,193	$34,751
Interest expense	7,144	3,653	22,494	11,880

Net interest income	8,350	6,482	30,699	22,871
Provision for loan losses	794	665	3,253	2,211

Net interest income after provision for loan losses	7,556	5,817	27,446	20,660
Noninterest income	1,125	937	3,971	3,302
Noninterest expense	6,295	4,442	22,561	16,338

Income before taxes	2,386	2,312	8,856	7,624
Income tax expense	744	806	2,852	2,502

Net income	$1,642	$1,506	$6,004	$5,122

Per Share Data:
Net income, basic	$0.32	$0.30	$1.16	$1.24
Net income, diluted	0.31	0.30	1.14	1.21
Book value	12.83	11.62	12.83	11.62

Weighted average number of shares outstanding:
Basic	5,202	4,959	5,171	4,123
Diluted	5,268	5,078	5,279	4,247

Performance Ratios:
Return on average assets(1)	0.88%	1.05%	0.91%	0.99%
Return on average equity(1)	9.93%	10.78%	9.57%	12.18%
Net interest margin(1) (2)	4.84%	4.88%	5.04%	4.77%
Efficiency ratio(3)	66.44%	59.87%	65.07%	62.42%

Growth Ratios and Other Data:
Percentage change in net income	9.03%		17.22%
Percentage change in diluted net income per share	3.33%		-5.79%

	At December 31,
	2006	2005
Summary Balance Sheet Data:
Assets	$758,214	$592,606
Average earning assets (quarter-to-date)	692,895	533,110
Average earning assets (year-to-date)	617,595	485,623
Investment securities	74,725	71,570
Loans	631,786	457,418
Allowance for loan losses	7,670	6,059
Deposits	651,134	473,310
Short-term borrowings	4,738	24,892
Accrued interest	1,454	728
Federal Home Loan Bank advances	25,050	24,950
Subordinated long-term capital notes	6,186	6,186
Other liabilities	2,889	2,715
Shareholders’ equity	66,763	59,825

Asset Quality Ratios:
Nonperforming loans to total loans	0.55%	0.24%
Nonperforming assets to total assets	0.62%	0.21%
Net charge-offs to average total loans	0.30%	0.12%
Allowance for loan losses to nonperforming loans	220.21%	555.36%
Allowance for loan losses to total loans	1.21%	1.32%

Growth Ratios and Other Data:
Percentage change in assets	27.95%
Percentage change in loans	38.12%
Percentage change in deposits	37.57%
Percentage change in equity	11.60%
Loans to deposits ratio	97.03%

(1)	Annualized.
(2)	Taxable equivalent.
(3)	Computed by dividing noninterest expense by the sum of the net interest income and noninterest income.

APPALACHIAN BANCSHARES, INC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(Dollars in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005
Interest Income
Interest and fees on loans	$14,607	$9,302	$49,843	$32,014
Interest on securities:
Taxable securities	618	494	2,301	1,843
Nontaxable securities	160	168	668	655
Interest on deposits with other banks	5	7	30	20
Interest on federal funds sold	104	164	351	219

Total Interest Income	15,494	10,135	53,193	34,751

Interest Expense
Interest on deposits	6,558	3,223	20,351	10,132
Interest on short-term borrowings	129	24	472	174
Interest on Federal Home Loan Bank advances	332	293	1,180	1,170
Interest on subordinated long-term capital notes	125	113	491	404

Total Interest Expense	7,144	3,653	22,494	11,880

Net Interest Income	8,350	6,482	30,699	22,871
Provision for loan losses	794	665	3,253	2,211

Net Interest Income After Provision for Loan Losses	7,556	5,817	27,446	20,660

Noninterest Income
Customer service fees	450	401	1,650	1,434
Mortgage origination commissions	406	269	1,348	959
Other operating income	269	267	973	909

Total Noninterest Income	1,125	937	3,971	3,302

Noninterest Expenses
Salaries and employee benefits	3,652	2,406	13,341	8,741
Occupancy, furniture and equipment expense	785	478	2,685	2,014
Other operating expenses	1,858	1,558	6,535	5,583

Total Noninterest expense	6,295	4,442	22,561	16,338

Income before income taxes	2,386	2,312	8,856	7,624
Income tax expense	744	806	2,852	2,502

Net Income	$1,642	$1,506	$6,004	$5,122

Earnings Per Common Share
Basic	$0.32	$0.30	$1.16	$1.24
Diluted	$0.31	$0.30	$1.14	$1.21

Cash Dividends Declared Per Common Share	$—	$—	$—	$—

Weighted Average Shares Outstanding
Basic	5,202	4,959	5,171	4,123
Diluted	5,268	5,078	5,279	4,247

APPALACHIAN BANCSHARES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Unaudited)

(Dollars in thousands)

	December 31, 2006	December 31, 2005
Assets
Cash and due from banks	$7,940	$20,772
Interest-bearing deposits with other banks	541	13,765
Federal funds sold	3,107	799

Cash and Cash Equivalents	11,588	35,336

Securities available-for-sale	74,725	71,570

Loans, net of unearned income	631,786	457,418
Allowance for loan losses	(7,670)	(6,059)

Net Loans	624,116	451,359

Premises and equipment, net	23,412	16,797
Accrued interest	8,157	4,751
Cash surrender value on life insurance	8,438	8,143
Intangibles, net	2,197	1,992
Other assets	5,581	2,658

Total Assets	$758,214	$592,606

Liabilities and Shareholders’ Equity

Liabilities
Noninterest-bearing deposits	$53,422	$46,561
Interest-bearing deposits	597,712	426,749

Total Deposits	651,134	473,310

Short-term borrowings	4,738	24,892
Accrued interest	1,454	728
Federal Home Loan Bank advances	25,050	24,950
Subordinated long-term capital notes	6,186	6,186
Other liabilities	2,889	2,715

Total Liabilities	691,451	532,781

Shareholders’ Equity
Preferred Stock, 20,000,000 shares authorized, none issued	—	—
Common stock, par value $0.01 per share, 20,000,000 shares authorized, 5,280,497 shares issued at December 31, 2006, and 5,225,097 shares issued at December 31, 2005	53	52
Paid-in capital	43,870	43,184
Retained earnings	23,761	17,757
Accumulated other comprehensive income (loss): net unrealized holding gains (losses) on securities available-for-sale, net of deferred income tax	(221)	(468)
Treasury stock, at cost (75,973 shares at December 31, 2006 and 2005)	(700)	(700)

Total Shareholders’ Equity	66,763	59,825

Total Liabilities and Shareholders’ Equity	$758,214	$592,606